Exhibit 10.1

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of September 13, 2019, by and between GBT TECHNOLOGIES, INC., a Nevada corporation (f/k/a Gopher Protocol, Inc.) (“Seller”), having an address at 2500 Broadway, Suite F-125, Santa Monica, CA 90404 and MOBIQUITY TECHNOLOGIES, INC., a New York corporation (“Purchaser”), having an address at 35 Torrington Lane, Shoreham, New York 11786.

RECITALS

WHEREAS, Seller owns shares of common stock of Purchaser (the “MOBQ Common Stock”) which may be represented by stock certificates (“Certificated Shares”) or be book-entry shares (“Book-Entry Shares”); and

WHEREAS, Purchaser owns shares of common stock of Seller (the “GTCH Common Stock”) which may be Certificated Shares or Book-Entry Shares; and

WHEREAS, on August 5, 2019, Seller effectuated a 1-for-100 share reverse split of the GTCH Common Stock, and all numbers of shares of GTCH Common Stock herein reflect the reverse split; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, a number of shares of MOBQ Common Stock in consideration for a number of shares of GTCH Common Stock, upon the terms, conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

l.       Purchase and Sale of MOBQ Shares.

1.1            Agreement to Purchase and Sell. As of the Closing (defined below), and subject to the terms and conditions of this Agreement, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases and accepts from Seller, all of Seller’s right, title and interest in and to Fifteen Million (15,000,000) shares of MOBQ Common Stock (the “MOBQ Shares”), free and clear of any and all liens, charges, pledges, security interests, claims, mortgages, options, encumbrances, rights of first refusal, conditions, covenants and other restrictions, other than restrictions on transferability under the Securities Act of 1933, as amended, applicable state “blue sky” laws, and the rules and regulations promulgated thereunder (“Liens”).

1.2            Consideration. In consideration for the sale of the Interests, as of the Closing Purchaser shall assign, transfer, convey and deliver to Seller One Hundred Ten Thousand (110,000) shares of GTCH Common Stock (the “GTCH Shares”), and all of Purchaser’s right, title and interest in and to the GTCH Shares, free and clear of any and all Liens.

1.3       Seller and Purchaser shall each be responsible to pay their own sales, use or transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement that they each incur.

1.4       Purchaser shall be entitled to deduct and withhold from the Purchase Price all taxes that Purchaser may be required to deduct and withhold under any provision of tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

2.       Closing.

2.1       The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on a date determined by Purchaser upon at least one (1) business days’ notice, but such Closing shall take place no later than thirty (30) days following the date of this Agreement (the “Outside Closing Date”).

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2.2       At the Closing, Seller shall deliver to Purchaser the following, unless waived by Purchaser in writing:

(i)       stock certificates representing the MOBQ Shares that are Certificated Shares together with a stock power duly endorsed in blank, conveying such MOBQ Shares to Purchaser;

(ii)       an “agent’s message” or functional equivalent relating to the MOBQ Shares that are Book-Entry Shares, conveying such MOBQ Shares to Purchaser; and

(iii)       a certificate of the Secretary or Assistant Secretary (or equivalent officer) of Seller certifying as to (A) the resolutions of the board of directors (or equivalent managing body) of Seller, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Seller authorized to sign this Agreement and the documents to be delivered hereunder.

2.3       At the Closing, Purchaser shall deliver to Seller the following, unless waived by Seller in writing:

(i)       stock certificates representing the GTCH Shares that are Certificated Shares together with a stock power duly endorsed in blank, conveying the GTCH Shares to Purchaser;

(ii)       an “agent’s message” or functional equivalent relating to the GTCH Shares that are Book-Entry Shares, conveying such GTCH Shares to Purchaser; and

(iii)       A certificate of the Secretary or Assistant Secretary (or equivalent officer) of Purchaser certifying as to (A) the resolutions of the board of directors (or equivalent managing body) of Purchaser, duly adopted and in effect, which authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby, and (B) the names and signatures of the officers of Purchaser authorized to sign this Agreement and the documents to be delivered hereunder.

3.       Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller that:

3.1       Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of New York. Purchaser has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Purchaser of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Purchaser. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Purchaser, and (assuming due authorization, execution and delivery by Seller) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

3.2       The execution, delivery and performance by Purchaser of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation, by-laws or other organizational documents of Purchaser; or (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchase; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Purchaser is a party; or (d) result in the creation or imposition of any Lien on the GTCH Shares. No consent, approval, waiver or authorization is required to be obtained by Purchaser from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Purchaser of this Agreement and the consummation of the transactions contemplated hereby.

3.3       There is no claim, action, suit, proceeding or governmental investigation ("Action")  pending or, to Purchaser’s knowledge, threatened against or by Purchaser or any affiliate of Purchaser that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

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3.4       Purchaser is the sole legal, beneficial, record and equitable owner of the GTCH Shares, free and clear of any and all Liens whatsoever.

3.5.       No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Purchaser.

4.       Representations and Warranties of Seller. Seller hereby represents and warrants to Purchaser that:

4.1        Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada. Seller has full corporate power and authority to enter into this Agreement and the documents to be delivered hereunder, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement and the documents to be delivered hereunder have been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Purchaser) this Agreement and the documents to be delivered hereunder constitute legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

4.2        The execution, delivery and performance by Seller of this Agreement and the documents to be delivered hereunder, and the consummation of the transactions contemplated hereby, do not and will not: (a) violate or conflict with the certificate of incorporation or other organizational documents of Seller; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any contract or other instrument to which Seller is a party; or (d) result in the creation or imposition of any Lien on the MOBQ Shares. No consent, approval, waiver or authorization is required to be obtained by Seller from any person or entity (including any governmental authority) in connection with the execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby.

4.3       There is no Action of any nature pending or, to Seller's knowledge, threatened against or by Seller (a) relating to or affecting the  Interests; or (b) that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

4.4       Seller is the sole legal, beneficial, record and equitable owner of the MOBQ Shares, free and clear of any and all Liens whatsoever.

4.5       No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

5.       Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

5.1       By the mutual written consent of Seller and the Purchaser.

5.2       By either Purchaser or Seller if there has been a material misrepresentation, material breach of warranty or material failure to perform obligations on the part of the other party in respect of the representations, warranties and obligations set forth in this Agreement if (i) the party claiming material breach or failure to perform on the part of the other party is not then in material breach of this Agreement, (ii) the party claiming material breach or failure to perform on the part of the other party serves written notice thereof on the other party as soon as practicable after it becomes aware of such material breach or failure, and (iii) such material breach or failure is not remedied within ten (10) days after notice thereof has been given to such other party.

5.3       By either Purchaser or Seller in writing, without liability, if there is any order, writ, injunction or decree of any governmental authority, regulatory body, or body with rule-making authority (including, without limitation any securities exchange or securities market) binding upon Purchaser or Seller, which prohibits or restrains Purchaser or Seller from consummating the transaction contemplated by this Agreement.

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5.4       By either Purchaser or Seller if the Closing has not occurred on or before the Outside Date, unless extended by mutual agreement of Purchaser and the Seller, if the delay has not been caused by the failure of the party seeking termination to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

6.       Miscellaneous.

6.1       Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

6.2 Governing Law; Waiver of Jury Trial. This Agreement shall be governed by the internal law of the State of New York without regard to the choice of law provisions of any jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the courts located within Suffolk County, New York for the purposes of any action or claim arising out of this Agreement or any transaction contemplated hereby, and agrees to commence any such action or claim only in such courts. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

6.3        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4        Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5        Expenses. Except as expressly set forth herein, each party hereto shall bear its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties, whether or not the transactions contemplated by this Agreement are consummated.

6.6       Amendments. This Agreement shall not be amended, modified or terminated except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of Purchaser and Seller.

6.7        Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.8        Entire Agreement. This Agreement and the other agreements, documents and instruments referred to herein or contemplated hereby constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.9       Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered to the parties at their respective addresses set forth in the header paragraph of this Agreement, upon the earlier of (a) actual receipt, regardless of the means of delivery, or (b) one (1) business day after it is sent by (i) a nationally recognized courier service for delivery within one (1) business day or (ii) email, provided that a confirmation copy is sent on the same day as the e-mail transmission by a nationally recognized courier service or certified mail, return receipt requested, in each case to the intended recipient as set forth below. A party may change its address for notice by giving the other parties notice in the manner provided herein.

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6.10       Representation by Counsel; Interpretation. The parties hereto acknowledge that this Agreement has been prepared by Ruskin Moscou Faltischek, P.C. (“RMF”), counsel for Purchaser. The parties hereto further acknowledge that RMF has not provided any tax advice or guidance to either of the parties hereto with respect to the transactions contemplated herein. Seller further acknowledges that it has been afforded the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated hereby and it has either done so or elected not to do so. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties hereto. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

SELLER:

GBT TECHNOLOGIES, INC.
By: /s/ Mansour Khatib Name: Mansour Khatib Title: CMO, Director and SEC

PURCHASER:

MOBIQUITY TECHNOLOGIES, INC.
By:/s/ Dean Julia Name: Dean Julia Title: Chief Executive Officer

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